Exhibit 10.1

The Survivor Income Benefit Equalization Plan covers the same Plan Beneficiaries as under the Survivor Income Benefit Plan for Salaried Employees, but whose benefits cannot be paid from the Survivor Income Benefit Plan for Salaried Employees because of the limitations under the Internal Revenue Code.

SURVIVOR INCOME BENEFIT EQUALIZATION PLAN

Effective January 1, 1985

(As amended and in effect as of January 1, 2010)

TABLE OF CONTENTS

Page No.
ARTICLE I
DEFINITIONS	3
ARTICLE II
SURVIVOR INCOME BENEFIT EQUALIZATION ALLOWANCES	5
ARTICLE III
FUNDS FROM WHICH ALLOWANCES ARE PAYABLE	8
ARTICLE IV
THE MANAGEMENT COMMITTEE FOR EMPLOYEE BENEFITS, THE ADMINISTRATOR AND HIS DELEGATES	9
ARTICLE V
AMENDMENT AND DISCONTINUANCE OF THE PLAN	10
ARTICLE VI
CHANGE IN CONTROL PROVISIONS	11

i

SURVIVOR INCOME

BENEFIT EQUALIZATION PLAN

The Survivor Income Benefit Equalization Plan as hereinafter set forth shall, except as otherwise provided herein, govern the rights of a Plan Beneficiary of a Deceased, Disabled or Retired Employee who becomes eligible for a Survivor Income Benefit Allowance or other benefit under the Survivor Income Benefit Plan on or after January 1, 2008, but whose benefits cannot be paid in full from the Survivor Income Benefit Plan as a result of the statutory limitations (as defined in the Benefit Equalization Plan).

Effective as of January 1, 2005, any benefit that is not a “grandfathered benefit” under the Benefit Equalization Plan is paid in a single sum payment. The single sum payment is calculated to take into account the value of any Survivor Income Benefit Equalization Allowance that would have been payable to the Spouse (via a reduction in the interest rate used to calculate the single sum payment).

Only the “grandfathered benefit” (that portion of a benefit equalization retirement allowance earned and vested before January 1, 2005 under the Benefit Equalization Plan) with respect to a “grandfathered retired employee” whose request to receive an optional payment under the Benefit Equalization Plan has been granted is not paid in a single sum payment. Accordingly, (1) no Survivor Income Benefit Equalization Allowance or other benefit will be paid to the spouse of a deceased retired employee with respect to that portion of the benefit paid from the Benefit Equalization Plan in a single lump sum and (2) a benefit is only payable from this Plan to the spouse of a deceased retired employee who is a “grandfathered employee” under the Benefit Equalization Plan and only with respect to the “grandfathered benefit” portion of the benefit equalization retirement allowance that is paid in the form of a benefit equalization retirement allowance (the life annuity form of optional payment under the Benefit Equalization Plan).

In addition, a benefit equalization survivor allowance that is not attributable to a “grandfathered benefit” under the Benefit Equalization Plan is payable in a single lump sum payment to the spouse shortly after the death of the employee. Accordingly, no Survivor Income Benefit Equalization Allowance is payable to the spouse of a deceased employee who has received a benefit equalization survivor allowance in a single sum payment.

However, a survivor allowance payable with respect to a “grandfathered benefit” earned before January 1, 2005 under the Benefit Equalization Plan is paid to the spouse of a grandfathered employee who dies while employed at the same time that the survivor allowance is paid from the Retirement Plan.

Thus, a benefit from this Plan is only payable to the spouse of a Deceased or Disabled Employee who is a “grandfathered employee” under the Benefit Equalization Plan and only with respect to that portion of the benefit equalization survivor allowance attributable to the grandfathered benefit equalization retirement allowance that is paid in the form of an annuity beginning on the same date that the survivor allowance is paid from the Retirement Plan.

Effective after the close of business on December 31, 2009, the assets and liabilities of the UST LLC Survivor Income Plan were merged with and into the assets and liabilities of the

Survivor Income Plan for Salaried Employees. Effective January 1, 2010, employees of UST LLC and its affiliates who were eligible to participate in the UST LLC Survivor Income Plan will be eligible to participate in the Survivor Income Plan for Salaried Employees. The UST Benefit Restoration Plan provided benefits to the beneficiaries of deceased employees of UST LLC and its affiliates that could not be provided by the UST LLC Survivor Income Plan as a result of the compensation limitations applicable to a voluntary employees’ beneficiary association. Effective after the close of business on December 31, 2009, the liabilities of the UST Benefit Restoration Plan allocable to benefits that could not be paid from the UST LLC Survivor Income Plan as a result of the compensation limitations of Section 505 of the Code have been transferred to the Plan.

The Plan provides only death benefits within the meaning of Section 409A of the Code and Treasury Regulation Section 32.3121(v)(2)-1(b)(4)(iv)(C). There are no lifetime benefits payable to a Deceased Employee, Disabled Employee or Retired Employee from the Plan. Thus, the Plan should be exempt from the requirements of Section 409A of the Code.

ARTICLE I

DEFINITIONS

The following terms as used herein and in the Preamble shall have the meanings set forth below. All capitalized terms in the Preamble and in the Articles of the Plan not defined below shall have the same meaning as in the Survivor Income Benefit Plan or the Benefit Equalization Plan, as the context may require.

(a) “Administrator” shall mean the Vice President, Compensation and Benefits of the Company designated pursuant to the terms of the Plan with responsibilities in connection with the administration of the Plan. The Administrator has delegated certain ministerial administrative duties to the Third-Party Recordkeeper and may delegate all or any part of his administrative duties. The term Administrator as used herein shall mean the Administrator or his delegate and any reference in the Plan to the administrative duties of the Administrator shall include the carrying out of such duties by one or more delegates appointed by the Administrator.

(b) “Benefit Equalization Plan” shall mean the Benefit Equalization Plan, effective February 1, 1974, and as amended from time to time.

(c) “Compensation Limitation” shall mean the limitation of Section 505(b)(7) of the Code on the annual compensation of a Deceased, Disabled or Retired Employee which may be taken into account under the Survivor Income Benefit Plan.

(d) “Lump-Sum Equivalent” shall mean a single-sum amount that is equivalent in value to the Survivor Income Benefit Equalization Allowance or other benefit otherwise identified under the Plan based on the actuarial principles and assumptions set forth in Exhibit A to the Benefit Equalization Plan.

(e) “Plan” shall mean the Survivor Income Benefit Equalization Plan described herein and in any amendments hereto.

(f) “Plan Beneficiary” shall mean:

(A) The Spouse and/or Child of a Deceased or Disabled Employee who is a grandfathered employee and only with respect to that portion of the benefit equalization survivor allowance allocable only to the grandfathered benefit equalization retirement allowance not paid in a single sum payment; and

(B) The Spouse of a Retired Employee who is a secular trust participant and only with respect to that portion of his benefit equalization combined allowance allocable only to his grandfathered benefit equalization retirement allowance for which he has elected a benefit equalization retirement allowance (life annuity).

(g) “Survivor Income Benefit Equalization Allowance” or “Allowance” shall mean the amount payable under the Plan to a Plan Beneficiary in equal monthly payments during a twelve (12) month period, irrespective of whether such Allowance is paid in such manner.

(A) In the case of a Plan Beneficiary described in Article I(f)(A), the Survivor Income Benefit Equalization Allowance shall be computed only with respect to that portion of the Deceased Employee’s benefit equalization survivor allowance allocable solely to the grandfathered benefit equalization retirement allowance that is not paid in a single sum payment; and

(B) In the case of a Plan Beneficiary described in Article I(f)(B), the Survivor Income Benefit Equalization Allowance shall be computed only with respect to that portion of a Retired Employee’s benefit equalization combined allowance that is his grandfathered benefit equalization retirement allowance for which he has elected a benefit equalization retirement allowance (a life annuity).

(h) “Survivor Income Benefit Plan” shall mean the Survivor Income Benefit Plan for Salaried Employees, effective February 1, 1974, as amended from time to time.

(i) “Supplemental Plan” shall mean the Supplemental Management Employees’ Retirement Plan, effective as of January 1, 1987, and as amended from time to time.

The masculine pronoun shall include the feminine pronoun unless the context clearly requires otherwise.

ARTICLE II

SURVIVOR INCOME BENEFIT EQUALIZATION ALLOWANCES

A.	Survivor Income Benefit Equalization Allowances and other benefits payable under this Plan shall be as follows:

(1) The Survivor Income Benefit Equalization Allowance payable to a Plan Beneficiary described in Article I(f)(A) who is eligible for a Survivor Income Benefit Allowance under Article II, A(1) of the Survivor Income Benefit Plan (relating to the survivor income benefit allowance payable prior to the date a Deceased or Disabled Employee would have attained normal retirement age) shall equal the amount by which a Survivor Income Benefit Allowance, if computed without regard to the Compensation Limitation, exceeds the amount of the Survivor Income Benefit Allowance actually payable to the Plan Beneficiary under the Survivor Income Benefit Plan.

(2) The Survivor Income Benefit Equalization Allowance payable to a Plan Beneficiary described in Article I(f)(A) who is eligible for a Survivor Income Benefit Allowance under Article II, B of the Survivor Income Benefit Plan (relating to survivor income benefit allowances payable with respect to a Child), shall equal the amount by which a Survivor Income Benefit Allowance, if computed without regard to the Compensation Limitation, exceeds the amount of the Survivor Income Benefit Allowance actually payable to the Plan Beneficiary under the Survivor Income Benefit Plan.

(3) The Survivor Income Benefit Equalization Allowance payable to a Plan Beneficiary described in Article I(f)(A) who is eligible for a benefit payable pursuant to Article II, C of the Survivor Income Benefit Plan (relating to the benefit payable to a widow or widower of a Deceased or Disabled Employee upon remarriage) shall equal the amount by which the benefit payable under Article II, C of the Survivor Income Benefit Plan, if computed without regard to the Compensation Limitation, exceeds the amount of the benefit under Article II, C of the Survivor Income Benefit Plan actually payable to the Plan Beneficiary under the Survivor Income Benefit Plan.

(4) The Survivor Income Benefit Equalization Allowance payable to a Plan Beneficiary described in Article I(f)(A) who is eligible for a Survivor Income Benefit Allowance under Article II, A(2) of the Survivor Income Benefit Plan (relating to the survivor income benefit allowance that continues to be paid after the date a Deceased or Disabled Employee would have attained normal retirement age) shall equal the amount by which a Survivor Income Benefit Allowance, if computed without regard to the Compensation Limitation, exceeds the amount of the Survivor Income Benefit Allowance actually payable to the Plan Beneficiary under the Survivor Income Benefit Plan.

(5) The Survivor Income Benefit Equalization Allowance payable to a Plan Beneficiary described in Article I(f)(B) who is eligible for a Survivor Income Benefit Allowance under Article II, A(4) of the Survivor Income Benefit Plan (relating to the survivor income benefit allowance payable after the death of a Retired Employee) shall equal the amount by which a Survivor Income Benefit Allowance, if computed without regard to the Compensation

Limitation, exceeds the amount of the Survivor Income Benefit Allowance actually payable to the Plan Beneficiary under the Survivor Income Benefit Plan. No Survivor Income Benefit Equalization Allowance shall be payable pursuant to the provisions of this Paragraph A(5) with respect to any Retired Employee who retires on or after April 1, 2012.

(6) In computing such Survivor Income Benefit Equalization Allowance:

a. The Accredited Service used to compute such Survivor Income Benefit Equalization Allowance shall include the additional periods of Accredited Service which have been credited to the Employee pursuant to the provisions of Article II, A1(a) of the Supplemental Plan and in the designation of the Employee as a participant under the Supplemental Plan; and

b. In computing the amount of the Survivor Income Benefit Allowance payable to the former Employee under the Survivor Income Benefit Plan, the amount of any award under the Supplemental Plan shall be included in the calculation of the Retirement Allowance such former Employee would have received under the Retirement Plan.

(7) No Survivor Income Benefit Equalization Allowance shall be payable with respect to any benefits that have been discharged in a single sum payment with respect to an Employee or former Employee pursuant to the executive trust or secular trust arrangements.

B.	Commencement and termination of Survivor Income Benefit Equalization Allowances and other benefits under the Plan:

(1) The Survivor Income Benefit Equalization Allowance shall be payable to the Plan Beneficiary in equal monthly payments during a twelve (12) month period. Such Survivor Income Benefit Equalization Allowance or other benefit payable to a Plan Beneficiary shall commence and terminate simultaneously with, and be paid in accordance with the terms of the Survivor Income Benefit Plan.

(2) An application for a Survivor Income Benefit Allowance under the Survivor Income Benefit Plan shall be deemed an application for payment of a Survivor Income Benefit Equalization Allowance under this Plan.

C.	Reduction of Survivor Income Benefit Equalization Retirement Allowances:

(1) A Survivor Income Benefit Equalization Allowance shall be reduced in accordance with the terms of Article II, F(1)(a) and (b) of the Survivor Income Benefit Plan, but only to the extent that the reduction is not taken into account in determining the Survivor Income Benefit Allowance payable under the Survivor Income Benefit Plan.

(2) No Survivor Income Benefit Equalization Allowance shall be payable to a Plan Beneficiary to the extent attributable to benefits under the Benefit Equalization Plan and Supplemental Plan which would be paid to the Spouse of a Deceased Employee other than in the form of a benefit equalization survivor allowance commencing at the same time (and in the same form) that the survivor income benefit allowance is payable from the Survivor Income Benefit Plan.

(3) No Survivor Income Benefit Equalization Allowance shall be payable to a Plan Beneficiary to the extent attributable to benefits under the Benefit Equalization Plan and Supplemental Plan which are payable to the Retired Employee other than in the form of a benefit equalization retirement allowance (life annuity).

ARTICLE III

FUNDS FROM WHICH ALLOWANCES ARE PAYABLE

A Participating Company’s obligations under this Plan shall not be funded. Payments of Allowances shall be made out of the general funds of the Participating Companies.

Effective January 1, 2010, this Plan shall also be the source of payment of any benefit to any “Beneficiary” (as such term is defined in the UST Benefit Restoration Plan) who was receiving (or was entitled to receive) an “Excess Survivor Income Benefit” (as such term is defined in the UST Benefit Restoration Plan) on December 31, 2009. Payment of any such benefit shall also be made out of the general funds of the Participating Companies.

ARTICLE IV

THE ADMINISTRATOR AND MANAGEMENT COMMITTEE

The general administration of the Plan shall be vested in the Administrator.

All powers, rights, duties and responsibilities assigned to the Administrator and the Management Committee under the Survivor Income Benefit Plan that are applicable to this Plan shall be the powers, rights, duties and responsibilities of the Administrator and the Management Committee under the terms of this Plan.

ARTICLE V

AMENDMENT AND DISCONTINUANCE OF THE PLAN

The Board may, by resolution, from time to time, and at any time, amend the Plan; provided, however, that authority to amend the Plan is delegated to the following committees or individuals where approval of the Plan amendment or amendments by the shareholders of Altria Group, Inc. is not required: (1) to the Committee, if the amendment (or amendments) will not increase the annual costs of the Plan by $10,000,000 and (2) to the Administrator, if the amendment (or amendments) will not increase the annual cost of the Plan by $500,000.

Any amendment to the Plan may effect a substantial change in the Plan, and may include (but shall not be limited to) any change deemed by the Company to be necessary or desirable to obtain tax benefits under any existing or future laws or rules or regulations thereunder; provided, however, that no such amendment shall deprive any Plan Beneficiary of the Survivor Income Benefit Equalization Allowance or other benefit accrued to the time of such amendment.

The Plan may be discontinued at any time by the Board; provided, however, that such discontinuance shall not deprive any Plan Beneficiary of his Survivor Income Benefit Equalization Allowance or other benefit accrued to the time of such discontinuance.

ARTICLE VI

CHANGE IN CONTROL PROVISIONS

A.	In the event of a Change of Control, each Plan Beneficiary shall, upon the Change of Control, be entitled to a lump sum in cash, payable within 30 days of the Change of Control, equal to the actuarial equivalent of his Survivor Income Benefit Equalization Allowance, determined using actuarial assumptions no less favorable than those used under the Retirement Plan for Salaried Employees immediately prior to the Change of Control.

B.	Definition of Change of Control.

“Change of Control” shall mean the happening of any of the following events:

(1) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, and amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of Altria Group, Inc. (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of Altria Group, Inc. entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from Altria Group, Inc., (ii) any acquisition by Altria Group, Inc., (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Altria Group, Inc. or any corporation controlled by Altria Group, Inc. or (iv) any acquisition by any corporation pursuant to a transaction described in clauses (i), (ii) and (iii) of paragraph (3) of this Section B; or

(2) Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the shareholders of Altria Group, Inc., was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(3) Approval by the shareholders of Altria Group, Inc. of a reorganization, merger, share exchange or consolidation (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 80% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns Altria Group, Inc. through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of Altria Group, Inc. or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(4) Approval by the shareholders of Altria Group, Inc. of (i) a complete liquidation or dissolution of Altria Group, Inc. or (ii) the sale or other disposition of all or substantially all of the assets of Altria Group, Inc., other than to a corporation, with respect to which following such sale or other disposition, (A) more than 80% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) less than 20% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by any Person (excluding any employee benefit plan (or related trust) of Altria Group, Inc. or such corporation), except to the extent that such Person owned 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities prior to the sale or disposition and (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such sale or other disposition of assets of Altria Group, Inc. or were elected, appointed or nominated by the Board.